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[Merrill Lynch Life Insurance Company Letterhead]

                               October 30, 1997

Board of Directors
Merrill Lynch Life Insurance Company
320 West Capitol Avenue
Little Rock, Arkansas 72201

Gentlemen:

In my capacity as General Counsel of Merrill Lynch Life Insurance Company (the "Company"), I have supervised the preparation of Pre-Effective Amendment No. 1 to the registration statement on Form S-3 (File No. 333-33863) for the RateMax modified guaranteed annuity contract (the "Contract") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

         (1) The Company was organized in accordance with the laws of the State of Washington and redomesticated in accordance with the laws of the State of Arkansas and is a duly authorized stock life insurance company under the laws of Arkansas and the laws of those states in which the Company is admitted to do business;

         (2) The Company is authorized to issue the Contracts in those states in which it is admitted and upon compliance with applicable local law; and

         (3) The Contracts, when issued in accordance with a prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in each prospectus contained in said registration statement.

                                                     Sincerely,

                                                     /s/ Barry G. Skolnick

                                                     Barry G. Skolnick
                                                     Senior Vice President and
                                                     General Counsel